CenturyLink Reports Third Quarter 2018 Results

Third Quarter Highlights

•	Reiterated full year 2018 outlook for Adjusted EBITDA of $9.00 to $9.15 billion

•	Updated full year 2018 Capital Expenditure outlook to $3.15 to $3.25 billion and full year 2018 Free Cash Flow outlook to $4.00 to $4.20 billion

•	Achieved Net Income of $272 million

•	Generated Adjusted EBITDA of $2.287 billion, excluding integration-related expenses and special items of $59 million

•	Expanded Adjusted EBITDA margin, excluding integration-related expenses and special items, to 39.3% from 35.5% in Pro Forma Third Quarter 2017

•	Generated Net Cash Provided by Operating Activities of $1.787 billion

•	Generated Free Cash Flow of $1.163 billion, excluding cash paid for integration-related expenses and special items of $60 million

•	Exited Third Quarter 2018 with $790 million of annualized run-rate Adjusted EBITDA synergies related to the acquisition of Level 3

MONROE, La., November 8, 2018 — CenturyLink, Inc. (NYSE: CTL) today reported results for the third quarter 2018.
“A year into the close of the Level 3 acquisition, we are pleased with our integration accomplishments to date, highlighted by significant synergy achievement and Adjusted EBITDA margin expansion,” said Jeff Storey, president and CEO of CenturyLink. “We are now transitioning our focus to transforming the business, through product evolution, digitalizing interactions with our customers and a simplified environment for our employees, all of which are intended to drive profitable revenue growth.”
Total revenue was $5.82 billion for the third quarter 2018, compared to $6.03 billion for the third quarter 2017 on a pro forma basis.
Diluted earnings per share was $0.25 for the third quarter 2018, compared to diluted earnings per share of $0.18 for third quarter 2017. Diluted earnings per share for the third quarter 2018, excluding $55 million of after-tax integration-related expenses and special items was, $0.30.

Financial Results

		Pro Forma (1)
Metric	Third Quarter	Third Quarter
($ in millions, except per share data)	2018	2017
Medium & Small Business Revenue	$860	896
Enterprise Revenue	1,278	1,311
International & Global Accounts Revenue	892	918
Wholesale & Indirect Revenue	1,255	1,302
Consumer Revenue	1,355	1,420
Regulatory Revenue	178	186
Total Revenue	$5,818	6,033
Cost of Services and Products	2,672	2,914
Selling, General and Administrative Expenses	967	1,064
Share-based Compensation Expenses	49	54
Adjusted EBITDA (2)	2,228	2,109
Adjusted EBITDA, Excluding Integration-related Expenses and Special Items (2), (3)	2,287	2,140
Adjusted EBITDA Margin (2)	38.3%	35.0%
Adjusted EBITDA Margin, Excluding Integration-related Expenses and Special Items (2), (3)	39.3%	35.5%
Net Cash Provided by Operating Activities	1,787	1,649
Capital Expenditures	684	1,075
Capital Expenditures, Excluding Integration-related Capital Expenditures and Special Items (4)	665	1,066
Unlevered Cash Flow (2)	1,612	977
Unlevered Cash Flow, Excluding Integration-related Capital Expenditures and Special Items (2), (4), (5)	1,672	1,003
Free Cash Flow (2)	1,103	574
Free Cash Flow, Excluding Integration-related Capital Expenditures and Special Items (2), (4), (5)	1,163	600
Net Income	272	187
Net Income per Common Share - Diluted	$0.25	$0.18
Weighted Average Shares Outstanding (in millions) - Diluted	1,072.4	1,063.9

(1)  Reference to "pro forma" figures throughout this release assume the Level 3 acquisition and the colocation and data center sale took place on January 1, 2017. For a description of adjustments made in connection with preparing these pro forma figures, see the attached schedule in the Non-GAAP metrics section of this release.

(2) See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(3)  Excludes (i) $41 million of integration-related expenses and $18 million of special items for the third quarter of 2018 and (ii) $68 million of integration-related expenses and $(37) million of special items for the third quarter of 2017.

(4) Excludes (i) integration-related capital expenditures of $19 million in the third quarter of 2018 and (ii) integration-related capital expenditures of $9 million in the third quarter of 2017.
(5)  Excludes cash paid (i) for integration-related expenses and special items of $60 million for the third quarter of 2018 and (ii) for integration-related expense of $26 million for the third quarter of 2017.

As of January 1, 2018, the company prospectively adopted the new revenue recognition standard (ASC 606). The adoption of this new standard positively affected total revenue in the third quarter 2018 by approximately $15 million, with a $12 million positive effect on Consumer revenue and an overall $3 million positive effect on Business revenue. Within Business, the revenue recognition standard had a benefit of approximately $3 million to the Medium and Small Business unit and approximately $5 million to the International and Global Accounts business unit. The Enterprise business unit was negatively impacted by $3 million and the Wholesale and Indirect business unit was negatively affected by $2 million.

		Pro Forma (2)
Revenue	Third Quarter	Third Quarter	Percent
($ in millions)	2018 (1)	2017	Change
By Business Unit
Medium and Small Business	$860	896	(4)%
Enterprise	1,278	1,311	(3)%
International and Global Accounts	892	918	(3)%
Wholesale and Indirect	1,255	1,302	(4)%
Consumer	1,355	1,420	(5)%
Regulatory	178	186	(4)%
Total Revenue	$5,818	6,033	(4)%

By Service Type (3)
IP and Data Services	$1,796	1,801	—%
Transport and Infrastructure	2,051	2,091	(2)%
Voice and Collaboration	1,640	1,790	(8)%
IT and Managed Services	153	165	(7)%
Regulatory	178	186	(4)%
Total Revenue	$5,818	6,033	(4)%

(1) Third quarter 2018 revenue includes the effects of Revenue Recognition Standard ASC 606.
(2)  Reference to "pro forma" figures throughout this release assume the Level 3 acquisition and the colocation and data center sale took place on January 1, 2017. For description of adjustments made in connection with preparing these pro forma figures, see the attached schedule in the Non-GAAP metrics section of this release.

(3) The categorization of pro forma revenue by service type was reclassified to conform to the current period presentation.

Cash Flow
Free Cash Flow, excluding integration-related expenses and special items, was $1.163 billion in the third quarter 2018, compared to $600 million in the third quarter 2017 on a pro forma basis.

As of September 30, 2018, CenturyLink had cash and cash equivalents of $390 million.

During the third quarter 2018, the company received a tax refund of $392 million and made a $400 million contribution to its pension plan. Year-to-date, the company has contributed a total of $500 million to the pension plan.
Integration Synergies and Expenses
CenturyLink exited the third quarter 2018 with approximately $790 million of annualized run-rate Adjusted EBITDA synergies, related to the Level 3 acquisition, compared to $675 million as of the end of the second quarter 2018.

Integration-related expenses and special items in the third quarter 2018 were $94 million, of which $59 million impacted Adjusted EBITDA and $60 million impacted Free Cash Flow.

2018 Business Outlook
“We are pleased with our performance and are reiterating our full year outlook for Adjusted EBITDA of $9.00 to $9.15 billion,” said Neel Dev, CenturyLink’s executive vice president and chief financial officer.  “Based on lower year to date spending, we are updating our outlook for full year 2018 Capital Expenditures to $3.15 to $3.25 billion. Additionally, driven by our lower capital spending, we are updating our full year 2018 outlook for Free Cash Flow to $4.00 to $4.20 billion from $3.60 to $3.80 billion.”

2018 Metric (1), (2)	Updated Outlook	Previous Outlook
Adjusted EBITDA	$9.00 to $9.15 billion	$9.00 to $9.15 billion
Free Cash Flow	$4.00 billion to $4.20 billion	$3.60 to $3.80 billion
Dividends (3)	$2.30 billion	$2.30 billion
Free Cash Flow after Dividends	$1.70 billion to $1.90 billion	$1.30 billion to $1.50 billion
GAAP Interest Expense	$2.25 billion	$2.25 billion
Cash Interest	$2.10 billion	$2.10 billion
Capital Expenditures	$3.15 billion to $3.25 billion	~16% of Revenue
Depreciation and Amortization	$5.10 to $5.30 billion	$5.10 to $5.30 billion
Non-cash Compensation Expense	$200 million	$200 million
Cash Income Taxes (4)	$100 million	$100 million
Full Year Effective Income Tax Rate	~18%	~18%

(1) See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(2)  Outlook measures in this release and the accompanying schedules (i) exclude integration-related expenses, (ii) exclude the effects of special items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (iii) speak only as of Nov. 8, 2018. See "Forward Looking Statements" below.

(3)  Dividends is defined as dividends paid as disclosed in the Consolidated Statements of Cash Flows. Assumes continued payment of dividends at the current rates based on the number of shares outstanding on September 30, 2018. Payments of all dividends are at the discretion of the board of directors.

(4) Cash income taxes are exclusive of all material prior period refunds.

Investor Call
CenturyLink’s management will host a conference call at 5:00 p.m. ET today, November 8, 2018. The conference call will be streamed live over CenturyLink's website at ir.centurylink.com. Additional information regarding third quarter 2018 results, including the presentation management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International).

A telephone replay of the call will be available beginning at 7:00 p.m. ET on November 8, 2018, and ending February 6, 2019, at 6:00 p.m. ET. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21897318. A webcast replay of the call will also be available on our website beginning at 7:00 p.m. ET on November 8, 2018 and ending February 6, 2019 at 6:00 p.m. ET.

Media Relations Contact:                         Investor Relations Contact:
D. Nikki Wheeler                             Mark Stoutenberg Nikki.Wheeler@CenturyLink.com                     Mark.Stoutenberg@CenturyLink.com
+1 720-888-0560                             +1 720-888-1662

About CenturyLink
CenturyLink (NYSE: CTL) is the second largest U.S. communications provider to global enterprise customers. With customers in more than 60 countries and an intense focus on the customer experience, CenturyLink strives to be the world’s best networking company by solving customers’ increased demand for reliable and secure connections. The company also serves as its customers’ trusted partner, helping them manage increased network and IT complexity and providing managed network and cyber security solutions that help protect their business.

Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our legacy offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, universal service, broadband deployment, data protection and net neutrality; our ability to timely realize the anticipated benefits of our recently-completed combination with Level 3, including our ability to attain anticipated cost savings, to use Level 3’s net operating losses in the amounts projected, to retain key personnel and to avoid unanticipated integration disruptions; our ability to safeguard our network, and to avoid the adverse impact on our business from possible security breaches, service outages, system failures, equipment breakages or similar events impacting our network or the availability and quality of our services; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings, to provision them efficiently to our customers, and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, periodic share repurchases, dividends, pension contributions and other benefits payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations; our ability to maintain favorable relations with our key business partners, customers, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our network buildout projects and our other expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including changes that could potentially require future impairment charges; the effects of adverse weather, terrorism or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-

looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to adjusted EBITDA, free cash flow, unlevered cash flow, pro forma financial data and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com and in the associated current report on form 8-K. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may present or calculate its non-GAAP measures differently from other companies.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended September 30,		Increase / (decrease)	Nine months ended September 30,		Increase / (decrease)
	2018	2017		2018	2017

OPERATING REVENUE	$5,818	4,034	44%	$17,665	12,333	43%

OPERATING EXPENSES
Cost of services and products	2,672	1,927	39%	8,205	5,705	44%
Selling, general and administrative	967	710	36%	3,191	2,404	33%
Depreciation and amortization	1,285	910	41%	3,858	2,739	41%
Total operating expenses	4,924	3,547	39%	15,254	10,848	41%

OPERATING INCOME	894	487	84%	2,411	1,485	62%

OTHER (EXPENSE) INCOME
Interest expense	(557)	(362)	54%	(1,638)	(1,000)	64%
Other income (expense), net	(8)	14	nm	29	1	nm
Income tax expense	(57)	(47)	21%	(123)	(214)	(43)%
NET INCOME	$272	92	196%	$679	272	150%
BASIC EARNINGS PER SHARE	$0.25	0.17	47%	$0.64	0.50	28%
DILUTED EARNINGS PER SHARE	$0.25	0.17	47%	$0.63	0.50	26%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,066,904	541,521	97%	1,065,410	541,113	97%
Diluted	1,072,351	541,963	98%	1,069,726	541,879	97%

DIVIDENDS PER COMMON SHARE(1)	$0.54	0.54	—%	$1.62	1.62	—%

Exclude: integration-related expenses and special items(2)	55	22	150%	192	167	15%

NET INCOME EXCLUDING INTEGRATION-RELATED EXPENSES AND SPECIAL ITEMS	$327	114	187%	$871	439	98%

DILUTED EARNINGS PER SHARE EXCLUDING INTEGRATION-RELATED EXPENSES AND SPECIAL ITEMS	$0.30	0.21		$0.81	0.81

(1) Dividends per common share based on actuals previously reported
(2) Net of income tax effect. Refer to Non-GAAP Special Items for detail of special items included.
nm - Percentages greater than 200% and comparisons between positive and negative values are considered not meaningful.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2018 AND DECEMBER 31, 2017
(UNAUDITED)
($ in millions)
	September 30, 2018	December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$390	551
Restricted cash	3	5
Other current assets	3,721	3,638
Total current assets	4,114	4,194

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	52,661	51,204
Accumulated depreciation	(26,493)	(24,352)
Net property, plant and equipment	26,168	26,852

GOODWILL AND OTHER ASSETS
Goodwill	30,770	30,475
Restricted cash	27	31
Other, net	12,292	14,059
Total goodwill and other assets	43,089	44,565

TOTAL ASSETS	$73,371	75,611

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$778	443
Other current liabilities	4,508	4,414
Total current liabilities	5,286	4,857

LONG-TERM DEBT	35,749	37,283
DEFERRED CREDITS AND OTHER LIABILITIES	9,533	9,980
STOCKHOLDERS' EQUITY	22,803	23,491

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$73,371	75,611

	CenturyLink, Inc.
	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017
	(UNAUDITED)
	($ in millions)

		Nine months ended
		September 30, 2018	September 30, 2017 *
	OPERATING ACTIVITIES
	Net cash provided by operating activities	$5,036	2,700
	INVESTING ACTIVITIES
	Capital expenditures	(2,260)	(2,363)
	Proceeds from the sale of data centers and colocation business, less cash sold	—	1,467
	Proceeds from sale of property, plant and equipment and other assets	125	51
	Other investing, net	(61)	(5)
	Net cash used in investing activities	(2,196)	(850)
	FINANCING ACTIVITIES
	Net proceeds from issuance of long-term debt	130	6,608
	Proceeds from financing obligation	—	356
	Payments of long-term debt	(1,539)	(1,612)
	Net payments on revolving line of credit	185	(370)
	Dividends paid	(1,735)	(881)
	Other financing, net	(48)	(11)
	Net cash (used in) provided by financing activities	(3,007)	4,090
	Net increase in cash, cash equivalents, restricted cash and securities	(167)	5,940
	Cash, cash equivalents, restricted cash, and securities at beginning of period *	587	224
	Cash, cash equivalents restricted cash, and securities at end of period *	$420	6,164

*
In the second quarter of 2017, CenturyLink adopted Accounting Standards Update ("ASU") 2016-18, "Restricted Cash (a consensus of the FASB Emerging Issues Task Force)" ("ASU 2016-18"), which requires that a statement of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents as compared to the prior presentation, which explained only the change in cash and cash equivalents. ASU 2016-18 became effective January 1, 2018. This change was applied on a retrospective basis to all previous periods to match the current period presentation with immaterial impact.

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	September 30, 2018	June 30, 2018	September 30, 2017

Operating Metrics
Consumer broadband subscribers	4,843	4,906	5,137

Consumer broadband subscribers are customers that purchase broadband connection service through their existing telephone lines, stand-alone telephone lines, or fiber-optic cables. Our methodology for counting our consumer broadband subscribers includes only those lines that we use to provide services to external customers and excludes lines used solely by us and our affiliates. It also excludes unbundled loops and includes stand-alone consumer broadband subscribers. We count lines when we install the service.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special items as a non-GAAP measure to describe items that impacted a period’s statement of income for which investors may want to give special consideration due to their magnitude, nature or both. We do not use the term non-recurring because while some of these items are special because they are unusual and infrequent, others may recur in future periods.
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Income before income tax (expense) benefit, total other income (expense), depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of CenturyLink’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of CenturyLink and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding acquisition-related expenses) to compare CenturyLink’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash stock compensation expense because of the non-cash nature of this item. Adjusted EBITDA also excludes interest income, interest expense and income taxes, and in our view constitutes an accrual-based measure that has the effect of excluding period-to-period changes in working capital and shows profitability without regard to the effects of capital or tax structure. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of CenturyLink.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from CenturyLink’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without acquisition-related expense adjustments) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Statements of Cash Flows or the Statements of Income. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of CenturyLink and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash. Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure CenturyLink’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of CenturyLink’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, currently generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the CenturyLink’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure CenturyLink’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of CenturyLink’s Free Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

CenturyLink, Inc.
Non-GAAP Integration-Related Expenses and Special Items
(UNAUDITED)
($ in millions)

	Actual QTD		Pro Forma	Actual YTD
Integration-Related Expenses and Special Items Impacting Adjusted EBITDA	3Q18	3Q17	3Q17	3Q18	3Q17
(Gain) Loss on sale of data centers and colocation business	$—	(37)	(37)	—	82
OTT/Stream impairment of content commitment and hardware, software, and internal labor (1)	18	—	—	60	—
Total special items impacting adjusted EBITDA	18	(37)	(37)	60	82
Plus: integration-related expenses impacting adjusted EBITDA (2)	41	67	68	266	95
Total integration-related expenses and special items impacting adjusted EBITDA	$59	30	31	326	177

	Actual QTD		Pro Forma	Actual YTD
Integration-Related Expenses and Special Items Impacting Net Income	3Q18	3Q17	3Q17	3Q18	3Q17
(Gain) Loss on sale of data centers and colocation business	$—	(37)	(37)	—	82
OTT/Stream impairment of content commitment and hardware, software, and internal labor (1)	18	—	—	60	—
Additional depreciation expense for real estate assets not meeting the requirement of sale leaseback accounting	—	—	—	—	44
Early debt retirement costs	33	—	—	33	—
Total special items impacting net income	51	(37)	(37)	93	126
Plus: integration-related expenses impacting net income (2)	43	67	68	276	95
Total integration-related expenses and special items impacting net income	94	30	31	369	221
Income tax effect of integration-related expenses and special items (1)	(19)	(8)	(12)	(91)	(54)
Tax benefit from carryback losses	—	—	—	(142)	—
Impact of tax reform	7	—	—	83	—
FIN 48 release due to statute expiration	(27)	—	—	(27)	—
Total integration-related expenses and special items impacting net income, net of tax	$55	22	19	192	167

(1) Tax effect calculated using the annualized effective statutory tax rate, excluding any non-recurring discrete items, which was 38% for 2017, 26.4% for the three months ended Q1 2018, 26.1% for the six months ended Q2 2018 and 24.6% for the nine months ended Q3 2018.

(2) Includes $55 million of restructuring reserve impairment for Q2 2018.

CenturyLink, Inc.
Pro Forma Consolidated Statements of Income
(UNAUDITED)
($ in millions)

	Three Months Ended September 30, 2017
	Actual Consolidated CenturyLink	Predecessor Level 3	Adjustments		Pro Forma Combined Company (1)
OPERATING REVENUES
Operating revenues	$4,034	2,059	(61)	(a)	6,032
Colocation sold to Cyxtera and not retained	—	—	1		1
Total operating revenues	4,034	2,059	(60)		6,033

OPERATING EXPENSES
Cost of services and products	1,927	1,046	(59)	(a)	2,914
Selling, general and administrative	710	354	—		1,064
Depreciation and amortization	910	310	48	(b)	1,268
Total operating expenses	3,547	1,710	(11)		5,246

OPERATING INCOME	487	349	(49)		787

OTHER (EXPENSE) INCOME
Interest expense	(362)	(128)	(38)	(c)	(528)
Other expense, net	14	12	(13)	(d)	13
Income tax expense	(47)	(76)	38	(e)	(85)
NET INCOME	$92	157	(62)		187

DILUTED EARNINGS PER COMMON SHARE					0.18

DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING					1,063.9

Pro Forma Reconciliation for Non-GAAP Adjusted EBITDA
Acquisition/integration related expenses	$67	31	(30)	(f)	68
Loss on sale of data centers and colocation business	(37)	—	—		(37)
Share-based compensation expense	21	33	—	(g)	54

(1) These pro forma figures have not been prepared in conformity with SEC rules governing the preparation of pro forma financial data under Regulation S-X.
(a)	Adjustment reflects the elimination of operating revenues and expenses for existing commercial transactions between CenturyLink and Level 3 and elimination of Level 3 deferred revenues.
(b)
Depreciation expense decreased on Level 3's property, plant and equipment resulting from decreased PP&E fair value. Increase in amortization expense resulting from increase intangible asset fair value.

(c)
Adjustments reflect the net increase in interest expense resulting from (i) interest on the new debt to finance the combination and the amortization of the related debt issuance costs; (ii) the elimination of Level 3's historical amortization of debt discount and amortization of debt issuance costs; and (iii) a reduction in interest expense from the accretion of the purchase accounting associated with reflecting Level 3's long-term debt based on its estimated fair value.

(d)
Adjustments reflect the removal of CenturyLink's interest income earned on funds held in escrow for the purpose of the acquisition of Level 3; the Q4 2017 adjustment includes the reclassification of Level 3 interest income from Interest expense to Other income/(expense), net.

(e)	Income tax effect of Pro Forma adjustments was based on the effective tax rate of 38%.
(f)
Pro Forma adjustments relate to integration related interest income and expense as such items would not have been incurred in 2017 under the Pro Forma perspective that assumes the Level 3 acquisition occurred on January 1, 2016.

(g)
Adjustment reflects the removal of share-based compensation expense that would not have been incurred in 2017 under the Pro Forma perspective that assumes the Level 3 acquisition occurred on January 1, 2016.

CenturyLink, Inc.
Pro Forma Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
($ in millions)

	Three Months Ended September 30, 2017
	Actual Consolidated CenturyLink	Predecessor Level 3	Pro Forma Combined Company(1)
OPERATING ACTIVITIES
Net cash provided by operating activities	$958	691	1,649
INVESTING ACTIVITIES
Capital expenditures	(753)	(322)	(1,075)
Proceeds from the sale of data centers and colocation business, less cash sold	(6)	—	(6)
Proceeds from sale of property, plant and equipment and other	3	1	4
Maturity of marketable securities	—	1,127	1,127
Net cash (used in) provided by investing activities	(756)	806	50
FINANCING ACTIVITIES
Proceeds from financing obligation	(22)	—	(22)
Payments of financing obligations	4	—	4
Payments of long-term debt	(86)	(302)	(388)
Dividends paid	(291)	—	(291)
Proceeds from the issuance of stock	1	—	1
Other financing, net	(1)	1	—
Net cash used in financing activities	(395)	(301)	(696)
Net (decrease) increase in cash, cash equivalents, restricted cash and securities	(193)	1,196	1,003
Cash, cash equivalents, restricted cash and securities at beginning of period	6,357	1,090	7,447
Cash, cash equivalents, restricted cash and securities at end of period	$6,164	2,286	8,450

Pro Forma Reconciliation for Non-GAAP Cash Flow:
Cash interest paid	$293	130	423
Interest income	(14)	(6)	(20)
Cash integration-related expenses	16	10	26
Integration-related capital expenditures	5	4	9

(1) The Pro Forma statement of cash flows was derived by summing the cash flows of legacy CenturyLink and legacy Level 3. There were no Pro Forma adjustments made related to the sale of the legacy CenturyLink data centers and colocation business.

CenturyLink, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)

	Actual	Pro Forma
	3Q18	3Q17
Net cash provided by operating activities	$1,787	1,649
Capital expenditures	(684)	(1,075)
Free cash flow	1,103	574
Cash interest paid	512	423
Interest income	(3)	(20)
Unlevered cash flow	$1,612	977

Free cash flow	$1,103	574
Add back: cash integration-related expenses	57	26
Add back: special items	3	—
Free cash flow excluding cash integration-related expenses and special items	$1,163	600

Unlevered cash flow	$1,612	977
Add back: cash integration-related expenses	57	26
Add back: special items	3	—
Unlevered cash flow excluding cash integration-related expenses and special items	$1,672	1,003

Capital expenditures	$(684)	(1,075)
Less: integration-related capital expenditures	19	9
Capital expenditures, excluding integration-related capital expenditures and special items	$(665)	(1,066)

CenturyLink, Inc.
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)

	Actual	Pro Forma
	3Q18	3Q17

Net income	$272	187
Income tax expense	57	85
Total other expense	565	515
Depreciation and amortization expense	1,285	1,268
Share-based compensation expenses	49	54
Adjusted EBITDA	$2,228	2,109

Add back: integration-related expenses (1)	$41	68
Add back: special items (2)	18	(37)
Adjusted EBITDA excluding integration-related expenses and special items	$2,287	2,140

Total revenue	$5,818	6,033

Adjusted EBITDA margin	38.3%	35.0%
Adjusted EBITDA excluding integration-related expenses and special items margin	39.3%	35.5%

(1) In the third quarter of 2018, integration-related expenses include $41 million of expenses that impact adjusted EBITDA and $2 million of additional expenses that impact net income.
(2) Refer to Non-GAAP Special Items table for details of the integration-related expenses and special items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that CenturyLink is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, CenturyLink has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While CenturyLink feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

CenturyLink, Inc.
2018 OUTLOOK (1)
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2018
	Range
	Low	High
Net income	$720	1,130
Income tax expense	150	250
Total other expense	2,200	2,100
Depreciation and amortization expense	5,300	5,100
Non-cash compensation expense	210	190
Integration-related expenses	420	380
Adjusted EBITDA	$9,000	9,150

Free Cash Flow Outlook
Twelve Months Ended December 31, 2018
	Range
	Low	High
Net cash provided by operating activities excluding integration costs	$7,250	7,350
Capital expenditures, excluding: integration projects	(3,250)	(3,150)
Free cash flow	$4,000	4,200
(1) Footnotes (1) and (2) from the outlook table included at page 4 are incorporated herein by reference.